Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 26, 2021, by and among Quantum Materials Corp., a Nevada corporation (the “Company”), and Pasaca Capital Inc., a Nevada corporation (as further defined below, “Purchaser”).

RECITALS

Whereas, in connection with the Securities Purchase and Financing Agreement, dated as of January 26, 2021, by and among the parties hereto (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell at the Closing (as defined in the Securities Purchase Agreement) to Purchaser (i) senior secured convertible notes (“Notes”) in the initial principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000), initially convertible into an aggregate of 154,228,625 shares (the “Note Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) and (ii) for Ten Million Five Hundred Thousand Dollars ($10,500,000), shares of Common Stock (the “Purchased Shares”) that, together with the Note Shares, represent fifty-one percent (51%) of the fully diluted Common Stock of the Company immediately following the issuance of the Purchased Shares.

Whereas, to induce Purchaser to purchase the Notes and the Purchased Shares pursuant to the Securities Purchase Agreement, the Company has agreed to grant certain registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement).

Now, Therefore, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Effectiveness Deadline” means (a) the Initial Effectiveness Deadline or (y) an Additional Effectiveness Deadline or (z) a Post-Effective Period Deadline (each as defined below), as applicable.

“Filing Deadline” means the Initial Filing Deadline or an Additional Filing Deadline (each as defined below), as applicable.

“Holders” shall mean persons holding Registrable Securities or having the right to have issued to them Registrable Securities, including pursuant to conversion of Notes or pursuant to the Securities Purchase Agreement.

“Initial Public Date” means the first date after the date of this Agreement on with the Company is current in its filings required under Section 13 or Section 15(d) under the 1934 Act.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, that are offered or issued after the Effective Date.

“Person” or “person” means any individual, firm, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, government (or any department, agency or political subdivision thereof), or other entity of any kind, including any successor of such entity.

“Purchaser” means the initial Purchaser named in the preamble of this Agreement, together with any transferee or assignee thereof to whom Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10. It is expressly contemplated that persons to whom Purchased Shares, Notes, or Note Shares are transferred shall be included within the definition of the term “Purchaser.”

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means (i) the Note Shares issued or issuable upon conversion of the Notes, (ii) the Purchased Shares issued or issuable pursuant to the Securities Purchase Agreement, and (iii) any shares of capital stock issued or issuable with respect to the Notes, the Note Shares, or the Purchased Shares as a result of any stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, without regard to any limitations on conversion of the Notes or purchase of the Purchased Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities becomes effective under the 1933 Act and such securities are disposed of in accordance with such Registration Statement, (b) such securities are sold in accordance with Rule 144 (as defined in Section 9), (c) such securities become transferable without any restrictions in accordance with Rule 144(b)(1)(i) (or any successor provision) or (d) such securities have been otherwise transferred, new certificates for them not bearing a legend restricting further transfers have been delivered by the Company and subsequent public distribution of such securities shall not require registration or qualification under the 1933 Act.

“Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

“Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

Section 2. Registration.

(a) Demand Registration. If at any time after ninety (90) days after the Initial Public Date, the Company receives a request from Holders of twenty percent (20%) of the Registrable Securities then issuable or outstanding that the Company file a Form S-1 or Form S-3 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then issuable or outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $fifteen (15) million), then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders (the “Initial Filing Deadline”), file a Form S-3 registration statement under the 1933 Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2(h). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is ninety days (90) days after the Initial Filing Deadline (the “Initial Effectiveness Deadline”).

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(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least ten percent (10%)] of the Registrable Securities then issuable or outstanding that the Company file a Form S-3 registration statement with respect to such Registrable Securities of such Holders having an anticipated aggregate offering price, net of selling expenses, of at least $five (5) million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the 1933 Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2(h).

(c) Allocation of Registrable Securities Among Holders. To the extent there exists more than one Initiating Holders and other Holders requesting to be included in a registration, the initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Initiating Holders and other Holders requesting to be included in such registration based on the number of such Registrable Securities held by each such person at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. This shall apply to any underwriter cut-back pursuant to Section 2(h). In the event that a Holder sells or otherwise transfers any of its Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Initiating Holders and other Holders requesting to be included in such registration, pro rata based on the number of Registrable Securities then held by such persons which are covered by such Registration Statement. For purposes hereof, the number of Registrable Securities held by a Holder includes all Registrable Securities issuable upon the conversion of Notes held by person or as to which the person has rights to acquire under the Securities Purchase Agreement, without regard to any limitations on conversion of the Notes.

(d) Legal Counsel. Subject to Section 6 hereof, Purchaser shall have the right to select one legal counsel to review any offering pursuant to this Section 2 (“Legal Counsel”), which shall be Richardson & Maloney LLP or such other counsel as thereafter designated by Purchaser. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

(e) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f) Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement filed pursuant to Section 2(a) or (b) is insufficient to cover all of the Registrable Securities required to be covered by the Registration Statement or a Purchaser’s allocated portion of such Registrable Securities pursuant to Section 2(c), the Company shall, as soon as practicable, but in any event not later than twenty (20) days after the necessity therefor arises (the “Additional Filing Deadline”), amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to register for resale at least that number of shares of Common Stock is equal to the sum of (x) 150% of total number of shares issuable upon conversion of outstanding Notes and (y) 125% of total number of shares issued or issuable as Purchased Shares, in each case as of the second Trading Day immediately preceding the date the Registration Statement is initially filed with the SEC. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event not later than sixty (60) days following the filing thereof (the “Additional Effectiveness Deadline”). For purposes of the foregoing provision, the number of shares available under the Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if as of any date of determination the number of shares of Common Stock is equal to the sum of (x) 100% of the number of Note Shares and Purchased Shares outstanding as of such time and (y) 125% of total number of shares issuable upon conversion of the outstanding Notes. The calculations set forth in this paragraph shall be made without regard to any limitations on the conversion of the Notes, and such calculations shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing conversion price.

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(g) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering Registrable Securities and required to be filed by the Company pursuant to Section 2(a), 2(b) or 2(f) of this Agreement is not (A) filed with the SEC on or before the applicable Filing Deadline or (B) declared effective by the SEC on or before the applicable Effectiveness Deadline, (ii) the Company fails to timely perform its obligations set forth in clauses (a) through (g) of Section 3 of this Agreement or (iii) on any day after a Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during the period (the “Post-Effective Period”) beginning on the first day on which a post-effective amendment is required to be filed by the Company pursuant to the undertakings referred to in Rule 415 of the 1933 Act and ending on the earlier of (x) the forty-fifth (45th) day after such date and (y) the date on which such post-effective amendment is declared effective by the SEC (a “Post-Effective Period Deadline”) or an Allowable Grace Period (as defined below)) pursuant to such Registration Statement (including because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock, as determined in accordance with Section 2(f)) (any such failure or breach being referred to as an “Event,” and the date on which such Event occurs being referred to as the “Event Date”) then, in addition to any other rights the holders of Notes may have hereunder or under applicable law, on each monthly anniversary of each such Event Date beginning with the first monthly anniversary of the applicable Event Date (if the applicable Event shall not have been cured by such date and if it has been cured, a pro rata amount of the amount that would otherwise be payable pursuant to this section 2(g) for the period from the Event Date or the last monthly anniversary of such Event Date to the date such Event Date has been cured) until the applicable Event is cured (each a “Liquidated Damages Payment Date”), the Company shall pay to each holder of Registrable Securities an amount in cash, as partial liquidated damages and not as a penalty, with respect to each Liquidated Damages Payment Date, equal to the product of (i) 1.5% of the original purchase price of the Registrable Securities held by such holder, multiplied by (ii) a fraction, the numerator of which shall be the number of total calendar days which have passed since the immediately preceding Liquidated Damages Payment Date and the denominator of which shall be 30 calendar days. If the Company fails to pay any partial liquidated damages pursuant to this Section 2(g) in full in a timely manner, such payments shall bear interest at the rate of 1.00% per month (prorated for partial months) until paid in full.

(h) Underwritings. After the completion of the funding of the Notes and the Stock Payment, if, pursuant to this Section 2, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Board of Directors. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(i) Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than in a registration relating to a demand pursuant to Section 2), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2(h), cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(i) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 5.

(j) For purposes of this Section 2, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2(h), fewer than sixty percent (60%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

Section 3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b) or 2(f), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). No later than the first Business Day after such Registration Statement becomes effective, the Company will file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) promulgated under the 1933 Act. Other than during any Post-Effective Period, the Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which Purchaser may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(b)(1)(i) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which Purchaser shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”). Such Registration Statement (including any amendments or supplements thereto and any prospectuses (preliminary, final, summary or free writing) contained therein or related thereto shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term “best efforts” shall mean, among other things, that the Company (i) shall file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of a particular Registration Statement within ten (10) Business Days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective and (ii) shall submit to the SEC, within five (5) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

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(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such Registration Period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) the Registration Statement at least three (3) Business Days prior to its filing with the SEC, and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any document, registration statement, amendment or supplement described in the foregoing clause (A) in a form to which Legal Counsel reasonably objects within a reasonable time prior to filing. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without providing prior notice thereof to Legal Counsel and each Purchaser. The Company shall furnish to Legal Counsel, without charge, (i) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement (which may be an electronic copy) and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits that have not been filed via the SEC’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference that have not been filed via EDGAR, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, at least one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any prospectus (preliminary, final, summary or free writing), as Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by Purchaser.

(e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Purchaser of the Registrable Securities covered by a Registration Statement under the securities or “blue sky” laws of all applicable states of the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e) or (y) subject itself to service of process in suits (other than those arising out of the offer and sale of the Registrable Securities) general taxation in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Purchaser who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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(f) The Company shall notify Legal Counsel and Purchaser in writing of the happening of any event, as promptly as practicable, and in any event within three (3) Business Days, after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare and file with the SEC a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver at least one copy of such supplement or amendment to Legal Counsel and each Purchaser. The Company shall also promptly notify Legal Counsel and each Purchaser in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify Legal Counsel and each Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) At the reasonable request (in the context of the securities laws) of Purchaser, the Company shall furnish to Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as Purchaser may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to Purchaser.

(i) At the reasonable request (in the context of and subject to securities laws, including Regulation FD) of Purchaser, the Company shall make available for inspection during regular business hours by (i) Purchaser, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Each Inspector which exercises its rights under this Section 3(i) shall be obligated to execute a non-disclosure agreement containing such reasonable terms as the Company may request. The fees and expenses of the Inspectors shall be borne by the applicable Purchaser.

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(j) The Company shall hold in confidence and not make any disclosure of information concerning Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Purchaser and allow Purchaser, at Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its best efforts to (i) cause the Initial Public Date to occur on or before March 31, 2021, (ii) cause the Common Stock to be listed on the New York Stock Exchange or on the NASDAQ Stock Market and to remain eligible for trading thereon, (iii) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are listed, and (iv) without limiting the generality of the foregoing, arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k). Notwithstanding the anything to the contrary in the foregoing part of Section 3(k), the obligations under Section 3(k) shall not be undertaken if the Board of Directors of the Company in the exercise of its good faith business judgment determines that such actions would not be in the best interests of the Company and its shareholders or would not be permitted by applicable law.

(l) The Company shall cooperate with Purchaser who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as Purchaser may reasonably request and registered in such names as Purchaser may request.

(m) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of the applicable Registration Statement.

(n) If requested by Purchaser, the Company shall (i) as soon as reasonably practicable incorporate in a prospectus supplement or post-effective amendment such information as an Purchaser requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Purchaser of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Section 11 of the 1933 Act and Rule 158 promulgated under the 1933 Act) covering a twelve (12)-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

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(p) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within ten (10) Business Days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to Purchaser) confirmation that such Registration Statement has been declared effective by the SEC in substantially the form attached hereto as Exhibit A, provided that if the Company changes its transfer agent, it shall immediately deliver any previously delivered notices under this Section 3(q) and any subsequent notices to such new transfer agent.

(r) If required, the Company shall make such filings with FINRA (including providing all required information and paying required fees thereto) as and when reasonably requested by Purchaser and make all other filings and reasonably promptly take all other actions reasonably necessary to expedite and facilitate disposition by Purchaser of Registrable Securities pursuant to a Registration Statement, including responding to any comments received from FINRA.

(s) Notwithstanding anything to the contrary in Section 3(f), at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify Purchasers in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to Purchaser) and the date on which the Grace Period will begin, and (ii) notify Purchaser in writing of the date on which the Grace Period ends; and, provided further, that (A) no Grace Period shall exceed fifteen (15) consecutive days, (B) during any 365-day period such Grace Periods shall not exceed an aggregate of thirty (30) days and (C) the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (a Grace Period that satisfies all of the requirements of this Section 3(s) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the later of the date the holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. For the purposes of this Section 3(s), “material nonpublic information” means information relating to the Company that has not been made public but could reasonably have an impact on its share price.

Section 4. Obligations of Purchaser.

(a) At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement and at least five (5) Business Days prior to the filing of any amendment or supplement to a Registration Statement, the Company shall notify Purchaser in writing of the information, if any, the Company requires from Purchaser if Purchaser elects to have any of Purchaser’s Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if Purchaser’s Registrable Securities are included in such Registration Statement (each an “Information Request”). Provided that the Company shall have complied with its obligations set forth in the preceding sentence, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Purchaser that Purchaser shall promptly furnish to the Company, within a reasonable time period prior to filing, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Purchaser selling Registrable Securities pursuant to a Registration Statement shall be required to be named as a selling stockholder in the related prospectus and, if required, to deliver or cause to be delivered a prospectus to purchasers.

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(b) Purchaser, by Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless Purchaser has notified the Company in writing of Purchaser’s election to exclude all of Purchaser’s Registrable Securities from such Registration Statement.

(c) Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), written notice from the Company of an Allowable Grace Period or written notice from the Company that a previously effective Registration Statement is no longer effective, it will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required or that the Allowable Grace Period has ended or that the Registration Statement is effective. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of Purchaser in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which Purchaser has entered into a contract for sale prior to Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which Purchaser has not yet settled.

Section 5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse Purchaser for the reasonable fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement up to a maximum amount of $35,000.

Section 6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Purchaser, the directors, officers, partners, members, managers, employees, agents, representatives of, and each person, if any, who controls Purchaser within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, summary or free writing prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any breach, default or violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv), collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) and the contribution agreement contained in Section 7: (i) shall not apply to a Claim by an Indemnified person arising out of or based solely upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified person for such Indemnified person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto or any preliminary, final, summary or free writing prospectus or any amendment thereof or supplement thereto, if such Registration Statement or preliminary, final, summary or free writing prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified person and shall survive the transfer of the Registrable Securities by Purchaser pursuant to Section 9.

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(b) Purchaser covered by a Registration Statement agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation by such Purchaser, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement or any such amendment thereof or supplement thereto or any related preliminary, final, summary or free writing prospectus or any amendment thereof or supplement thereto; and, subject to Section 6(c), such Purchaser shall reimburse the Indemnified Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the aggregate liability of Purchaser in connection with any Violation shall not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such Claim. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Purchaser pursuant to Section 9.

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(c) Promptly after receipt by an Indemnified person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified person or Indemnified Party may retain its own counsel, but, except as provided in the following sentence, the fees and expenses of that counsel will be at the expense of that Indemnified person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the Indemnified person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel for the Indemnified person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified person or Indemnified Party and any other party represented by such counsel in such proceeding. In the event the Company is the indemnifying party, the Company shall pay reasonable fees for up to one separate legal counsel for Purchaser, and such legal counsel shall be selected by Purchaser. The Indemnified Party or Indemnified person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified person, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Party or Indemnified person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

Section 7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited to an amount equal to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to the Registration Statement giving rise to such action or claim for indemnification less the amount of any damages that such seller has otherwise been required to pay in connection with such sale.

Section 8. Reports under the 1934 Act. With a view to making available to Purchaser the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Purchaser to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

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(c) furnish to Purchaser so long as Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

Section 9. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by Purchaser to any transferee of all or any portion of Registrable Securities if: (i) Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such transfer or assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

Section 10. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and persons comprising Purchaser who then hold at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

Section 11. Rights to Future Stock Issuances.

(a) Right of First Offer. Subject to the terms and conditions of this Section 11(a) and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Holder. A Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the 1934 Act, of such Holder (“Holder Beneficial Owners”); provided that each such Affiliate or Holder Beneficial Owner (x) agrees to enter into this Agreement, and (y) agrees to purchase at least such number of New Securities as are allocable hereunder to the Holder holding the fewest number of Registrable Securities (assuming conversion of all Notes).

(i) The Company shall give notice (the “Offer Notice”) to each Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

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(ii) By notification to the Company within twenty (20) days after the Offer Notice is given, each Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Holder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion of the Notes) bears to the total Common Stock of the Company then outstanding (assuming full conversion of the Notes). At the expiration of such twenty-day (20-day) period, the Company shall promptly notify each Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Holder’s failure to do likewise. During the ten-day (10-day) period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Holders were entitled to subscribe but that were not subscribed for by the Holders which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Notes, bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Notes, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 11(a)(ii) shall occur within the later of ten (10) business days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 11(a)(iii).

(iii) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 11(a)(ii), the Company may, during the ten-business-day (10-busniess-day) period following the expiration of the periods provided in Section 11(a)(ii), offer and sell the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within ten (10) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Holders in accordance with this Section 11(a).

(iv) The right of first offer in this Section 11(a) shall not be applicable to (i) securities issued pursuant to options granted under the Company’s stock option plans, the grant of which was approved by the Board of Directors or restricted stock issued to new hires, provided that such stock is subject to vesting of at least twenty-five percent (25%) at the end of year one of service and the balance vesting ratably over the next thirty-six (36) months and (ii) the issuance of Purchased Shares pursuant to the Securities Purchase Agreement.

Section 12. Miscellaneous.

(a) The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with Purchaser on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

(b) A person is deemed to be a holder of Registrable Securities whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

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(c) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and electronic transmission numbers for such communications shall be:

If to the Company:

Quantum Materials Corp.

3055 Hunter Road

San Marcos, Texas 78666

Attention: Steve Squires

With copy to:

Grable Martin Fulton PLLC

4316 Shenandoah St

Dallas, TX 75205

Email: dwant@grablemartin.com

Attention: David M. Wang, Esq.

If to a Purchaser:

Pasaca Capital Inc.

800 East Colorado Boulevard, Suite 888

Pasadena, CA 91101

Facsimile:

Email: Robert.Kasprzak@PasacaCapital.com

Attention: Chief Legal Officer

With copy to:

Richardson & Maloney LLP

2071 North Altadena Drive

Altadena, California 91001

Email: es@RichardsonMaloney.com

Attention: Edward T. Swanson, Esq.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number and, in the case of an electronic facsimile, an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Each party to this Agreement (including a Holder by transfer of Registrable Securities (including on an as-exercised or as-converted basis) may change or add its address for notice by notice to the other parties pursuant to this Section 12(c). Notwithstanding the foregoing, the Company or its counsel may transmit versions of any Registration Statement (or any amendments or supplements thereto) to Legal Counsel in satisfaction of its obligations under Section 3(c) to permit Legal Counsel to review such Registration Statement prior to filing (and solely for such purpose) by email to es@richardsonmaloney.com, provided that delivery and receipt of such transmission shall be confirmed by electronic, telephonic or other means.

(d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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(e) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, including Section 1646.5 of the California Civil Code, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the County of Los Angeles, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to Purchaser in this Agreement.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that an electronic signature (including facsimile or PDF) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) The rights of each Holder under this Agreement shall be exercisable severally by each such person and the obligations of Company under this Agreement shall be for the benefit of each Holder. All consents and other determinations to be made by Purchaser pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by persons comprising Purchaser holding at least a majority of the Registrable Securities, determined as if all of the Notes then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Notes. Any consent or other determination approved by Purchasers as provided in the immediately preceding sentence shall be binding on all persons comprising Purchaser.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

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(m) Purchaser shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that Purchaser has been granted at any time under any other agreement or contract and all of the rights that Purchaser has under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(n) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Sections 6(a) and 6(b) hereof, each Purchaser, the directors, officers, partners, members, managers, employees, agents, representatives of, and each person, if any, who controls any Purchaser within the meaning of the 1933 Act and the 1934 Act and each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(o) Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to sections, schedules or exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural (including Purchaser) include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

“The Company”

Quantum Materials Corp.

By	/s/ Stephen Squires
Steve Squires
President & CEO

“Pasaca”

Pasaca Capital Inc.

By	/s/ Charles Huang
Name:	Charles Huang
Title:	Chairman and CEO

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SCHEDULE OF PURCHASERS

Purchaser’s Name	Purchaser Address and Facsimile Number	Purchaser’s Legal Representative’s Address, Email Address, and Facsimile Number

Pasaca Capital Inc.	800 East Colorado Boulevard, Suite 888 Pasadena, CA 91101 Attention: Chief Legal Officer Robert.Kasprzak@PasacaCapital.com	Richardson & Maloney LLP 2071 North Altadena Drive Altadena, California 91001 Email: es@RichardsonMaloney.com Attention: Edward T. Swanson, Esq.

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Transfer Agent]

[Address]

[Address]

Facsimile:

Attention:

Re:	[Issuer]

Ladies and Gentlemen:

We are counsel to Quantum Materials Corp., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase and Financing Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and Purchaser named therein (collectively with transferees as defined in the Securities Purchase Agreement, “Purchaser”) pursuant to which the Company issued to Purchaser shares of the Company’s common stock, no par value $.001 per share (the “Common Stock”) and Notes (as defined in the Securities Purchase Agreement) convertible into shares of Common Stock. Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with Purchaser (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on , 2021, the Company filed a Registration Statement on Form [S- ] (File No. 333- ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each Initiating Holder (as defined in the Registration Rights Agreement) and each other Holder (as defined in the Registration Rights Agreement) requesting to be included in such registration as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER’S COUNSEL]

By

cc: Initiating Holders and Other Holders of Registrable Securities (See Annex 1)

Annex 1

Holders

[LIST NAMES OF HOLDERS]